FIFTEENTH AMENDMENT TO EIGHTH RESTATED CREDIT AGREEMENT
3363815v.9 CHA715/23015
This Fifteenth Amendment to Eighth Restated Credit Agreement (this “Fifteenth Amendment”) is effective as of April 1, 2015 (the “Fifteenth Amendment Effective Date”), by and among CHAPARRAL ENERGY, INC., a Delaware corporation (“Parent”), Borrowers, JPMORGAN CHASE BANK, N.A., a national banking association, as Administrative Agent (“Administrative Agent”), and each of the Lenders party hereto.
W I T N E S S E T H:
WHEREAS, Parent, Borrowers, Administrative Agent, the other Agents party thereto and Lenders are parties to that certain Eighth Restated Credit Agreement dated as of April 12, 2010 (as amended prior to the date hereof, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement, as amended by this Fifteenth Amendment); and
WHEREAS, pursuant to the Credit Agreement, the Lenders have made revolving credit loans to Borrowers; and
WHEREAS, the parties hereto desire to enter into this Fifteenth Amendment to (i) amend certain terms of the Credit Agreement as more specifically set forth herein and (ii) decrease the Borrowing Base from $650,000,000 to $550,000,000, in each case, to be effective on the Fifteenth Amendment Effective Date.
NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Parent, Borrowers, Administrative Agent and Lenders party hereto hereby agree as follows:
Section 1.Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Fifteenth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended effective as of the Fifteenth Amendment Effective Date in the manner provided in this Section 1.
1.1    Amended and Restated Definitions. The definitions of “Additional Permitted Debt”, “Consolidated Current Liabilities”, “Consolidated EBITDAX”, “Consolidated Net Interest Expense”, “Loan Documents” and “Reserve Report” contained in Section 1.02 of the Credit Agreement shall be amended to read in full as follows:
“Additional Permitted Debt” means secured or unsecured senior and unsecured subordinated Debt of Parent and/or any other Credit Party issued or incurred after the Tenth Amendment Effective Date so long as, in each case, (a) such Debt does not mature or require any scheduled principal payments of the principal amount thereof prior to the 181st day after the Maturity Date (other than (i) customary offers to purchase upon a change of control, asset sale or casualty or condemnation event prepayments and customary acceleration rights after an event of default and (ii) Debt incurred pursuant to a customary bridge facility so long as such Debt does not provide for any scheduled repayment, mandatory redemption or sinking fund obligation (except to the extent permitted pursuant to clause (i)) and such Debt converts at maturity to Debt which does not provide for any scheduled repayment, mandatory redemption or sinking fund obligation (except to the extent permitted pursuant to clause (i)) prior to the 181st day after the Maturity Date as in effect on the date of determination), (b) no indenture or other agreement governing such Debt contains (i) financial covenants that are more restrictive on Parent and its Restricted Subsidiaries than the financial covenants set forth in this Agreement; provided that any financial covenant(s) not contained in this Agreement prior to the incurrence of such Additional Permitted Debt will be incorporated into this Agreement and any financial covenant set forth in this Agreement that would otherwise be less restrictive will be amended to be at least as restrictive as the corresponding version contained in such Additional Permitted Debt, thereby satisfying the requirement under this clause (b)(i) for such Additional Permitted Debt (and, in each case, the Lenders hereby authorize, consent and instruct the Administrative Agent to enter into any amendment or other modification of this Agreement in order to add such additional financial covenant(s) or to make existing financial covenants in this Agreement more restrictive on Parent and its Restricted Subsidiaries, in each case to as set forth in any such indenture or other agreement governing such Debt) or (ii) covenants (other than financial covenants) or events of default that are, taken as a whole, more restrictive in any material respect on Parent or any of its Restricted Subsidiaries than those contained in this Agreement are on Parent and its Restricted Subsidiaries, (c) after giving effect to the issuance or incurrence of such Debt on a pro forma basis, the Parent shall be in compliance with all covenants set forth in Section 9.01 as of the last day of the applicable period covered by the certificate most recently delivered pursuant to Section 8.01(c) (for purposes of Section 9.01, as if such Debt, and all other Additional Permitted Debt issued or incurred since the first day of such applicable period, had been issued or incurred on the first day of such applicable period) and (d) in the case of any secured Debt, such Debt is secured on a junior priority basis and the administrative agent, trustee or collateral agent under the indenture or agreement governing such Debt, on behalf of itself and the holders or lenders of such Debt, enters into a customary intercreditor agreement with terms and provisions reasonably acceptable to the Administrative Agent as determined in its sole discretion.
“Consolidated Current Liabilities” means with respect to Parent and the Consolidated Restricted Subsidiaries, as of any date of determination, the sum of the current obligations of Parent and the Consolidated Restricted Subsidiaries at such time determined in accordance with GAAP, excluding therefrom (i) current maturities due on the Loan, and (ii) non-cash current obligations and liabilities under ASC Topic 815 and ASC Topic 410, including, in any event, any non-cash deferred premiums payable on or with respect to any derivative instruments.

“Consolidated EBITDAX” means with respect to Parent and the Consolidated Restricted Subsidiaries for any applicable period: (a) Consolidated Net Income of Parent and the Consolidated Restricted Subsidiaries for such period, plus, to the extent deducted in the calculation of Consolidated Net Income, (b) the sum of (i) income or material franchise Taxes paid or accrued; (ii) Consolidated Net Interest Expense; (iii) amortization, depletion and depreciation expense; (iv) any non-cash losses or charges on any Swap Agreement, including those resulting from the requirements of ASC Topic 815, for that period; (v) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business), including, without limitation, non-cash employee compensation; (vi) costs and expenses associated with, and attributable to, oil and gas capital expenditures that are expensed rather than capitalized; (vii) charges, reserves and expenses attributable to and incurred on or after January 1, 2015 in connection with cost savings initiatives, transition, business optimization and other restructuring charges (including costs related to the costs relating to curtailments, strategic initiatives and contracts, consulting fees, legal expenses, severance payments, employee paid time off, healthcare gross up payments, modifications to pension and post-retirement employee benefit plans), in each case other than operating improvements resulting from operating expense reductions; provided that the maximum aggregate amount of such charges, reserves and expenses added back pursuant to this clause (vii) during the term of this Agreement shall not exceed $25,000,000 for all periods; (viii) reasonable and customary fees and expenses relating to the refinancing of the Permitted 2005 Bond Debt; and (ix) reasonable and customary fees and expenses relating to the refinancing of the Permitted 2007 Bond Debt; less, to the extent included in the calculation of Consolidated Net Income, (c) the sum of (i) the income of any Person (other than Wholly-Owned Subsidiaries of such Person) unless such income is received by such Person in a cash distribution; (ii) gains or losses from sales or other dispositions of assets (other than Hydrocarbons produced in the normal course of business); (iii) any non-cash gains on any Swap Agreement, including those resulting from the requirements of ASC Topic 815, for that period; (iv) any cash proceeds received from the termination or other monetization of any Swap Agreement (including, as applicable, any trade confirmations made pursuant thereto, but excluding, for the avoidance of doubt, any cash proceeds received upon the scheduled settlement of any Swap Agreement) unless such termination or other monetization was permitted under Section 9.12 hereof; and (v) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring “cash” losses. Notwithstanding anything to the contrary contained herein, all calculations of Consolidated EBITDAX shall be (A) in all respects, acceptable to, and approved by, the Administrative Agent, (B) for any applicable period of determination during which a Credit Party has consummated an acquisition or disposition (to the extent permitted hereunder) of Properties, calculated and determined on a pro forma basis as if such acquisition or disposition was consummated on the first day of such applicable period, and (C) calculated, determined and adjusted for any applicable period to exclude any income, loss or other adjustments with respect to Unrestricted

Subsidiaries determined in accordance with GAAP, except income received pursuant to a cash distribution shall be included in the calculation of Consolidated EBITDAX.
“Consolidated Net Interest Expense” means, with respect to Parent and the Consolidated Restricted Subsidiaries for any period, the remainder of the following for such period:
(a)    consolidated interest expense (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of obligations under Swap Agreements or other derivative instruments pursuant to GAAP), (iv) the interest component of the liability in respect of any Capitalized Leases and (v) net payments, if any, made (less net payments, if any, received), pursuant to interest rate Swap Agreements with respect to Indebtedness, and excluding (vi) any prepayment premium or penalty, (vii) annual agency fees paid to the administrative agents and collateral agents under any credit facilities or other debt instruments or documents, (viii) costs associated with Swap Agreements and breakage costs in respect of Swap Agreements related to interest rates, (ix) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, recapitalization or purchase accounting in connection with any acquisition (or purchase of assets), (x) penalties and interest relating to taxes and any other fees related to any acquisitions (or purchases of assets) after the Fifteenth Amendment Effective Date, (xi) any “additional interest” with respect to any securities, (xii) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses, (xiii) any amortization or expensing of bridge, commitment and other financing fees and any other fees related to any acquisitions (or purchases of assets) after the Fifteenth Amendment Effective Date and (ix) any accretion of accrued interest on discounted liabilities (other than Debt except to the extent arising from the application of purchase or recapitalization accounting); plus
(b)    consolidated capitalized interest for such period, whether paid or accrued; minus
(c)    interest income.
For purposes of this definition, interest with respect to any Capitalized Leases shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease in accordance with GAAP.
“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment, the Twelfth

Amendment, the Thirteenth Amendment, the Fourteenth Amendment, the Fifteenth Amendment, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Certificate of Effectiveness, and the Security Instruments.
“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each December 31st and June 30th (and such other date in the event of an Interim Redetermination or Optional Swap Unwind Redetermination) the oil and gas reserves attributable to the proved Oil and Gas Properties of the Credit Parties that the Borrowers desire to have included in the determination of the Borrowing Base (or as for Interim Redeterminations or Optional Swap Unwind Redeterminations, the proved Oil and Gas Properties of the Credit Parties acquired since the last redetermination of the Borrowing Base that the Borrowers desire to have included in the determination of the Borrowing Base), together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date. Until superseded, the Initial Reserve Report shall be considered the Reserve Report.
1.2    Additional Definitions. Section 1.02 of the Credit Agreement shall be amended to add the following definitions to such Section in appropriate alphabetical order:
“Borrowing Base Properties” shall mean the Oil and Gas Properties included in the Reserve Report delivered pursuant to Section 8.12 pursuant to which the then existing Borrowing Base was established.
“Consolidated Net Cash Interest Expense” means, with respect to Parent and the Consolidated Restricted Subsidiaries for any period, the remainder of the following for such period:
(a)    consolidated cash interest expense; plus
(b)    consolidated capitalized interest for such period, whether paid or accrued; minus
(c)    interest income.
“Consolidated Net Secured Debt” means, at any date, all Debt of Parent and the Consolidated Restricted Subsidiaries determined on a consolidated basis that is secured by a Lien on any Property of Parent or any Consolidated Restricted Subsidiary minus the amount, if any, by which (i) the amount of Excess Cash at the time of calculation exceeds (ii) an amount equal to seven percent (7%) of the Borrowing Base then in effect.
“Fifteenth Amendment” means that certain Fifteenth Amendment to Eighth Restated Credit Agreement dated effective as of April 1, 2015, among Parent, the Borrowers, Administrative Agent and the Lenders party thereto.

“Fifteenth Amendment Effective Date” means April 1, 2015.
1.3    Amendment to Article I of the Credit Agreement. A new Section 1.06 is hereby added to the Credit Agreement immediately following Section 1.05 thereof, which Section 1.06 shall read in full as follows:
Section 1.06    Pro Forma and Other Calculations. Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement, “pro forma” or “pro forma basis” means, as to any calculation of the ratio of Consolidated Net Secured Debt to Consolidated EBITDAX, the ratio of Consolidated Net Debt to Consolidated EBITDAX, the ratio of Consolidated EBITDAX to Consolidated Net Cash Interest Expense or the Current Ratio (including component definitions thereof), for any events as described below that occur subsequent to the commencement of any period of four consecutive fiscal quarters (the “Reference Period”) for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred as of the first day of the Reference Period (or, in the case of Current Ratio, as of the last day of such Reference Period) and that: (i) in making any determination on a pro forma basis, (x) all Debt (including Debt issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Debt incurred for working capital purposes) issued, incurred, assumed or permanently repaid during the Reference Period (or, unless otherwise specified, occurring during the Reference Period or thereafter and through and including the date of determination, if applicable) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period, (y) interest charges attributable to interest on any Debt, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination would have been in effect during the period for which pro forma effect is being given and (z) the acquisition or disposition of any assets included in calculating Current Ratio shall be deemed to have occurred as of the last day of the applicable Reference Period, and (ii) any designation of an Unrestricted Subsidiary as a Restricted Subsidiary, effect shall be given to such designation and all other designations of Unrestricted Subsidiaries as Restricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of an Unrestricted Subsidiary as a Restricted Subsidiary, collectively. Notwithstanding anything to the contrary contained herein, all pro forma calculations shall be in all respects, acceptable to, and approved by, the Administrative Agent.

1.4    Amendment to Section 3.04(c) of the Credit Agreement. Section 3.04(c) of the Credit Agreement is hereby amended to add a new clause (vi) thereto immediately following clause (v) thereof, which clause (vi) shall read in full as follows:
(vi)    Promptly (and in any event within one Business Day) following any sale, lease, conveyance, disposition or other transfer by any Credit Party of any of its Property, or any termination or other monetization by any Credit Party of any Swap Agreement in respect of commodities, other than as permitted by Section 9.12, the Borrowers shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the net proceeds of such sale, termination or other monetization. Nothing in this paragraph is intended to permit any Credit Party to sell Property other than pursuant to Section 9.12, and any such non-permitted sale will constitute a breach of this Agreement.
1.5    Amendment to Section 7.16(a) of the Credit Agreement. Section 7.16(a) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(a)    Except as disclosed in Schedule 7.16, each Credit Party has good and defensible title in all material respects to the Borrowing Base Properties (excluding, to the extent this representation and warranty is deemed to be made after the Effective Date, any Oil and Gas Properties sold or transferred in compliance with Section 9.12) and good title in all material respects to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, a Credit Party specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the Reserve Report pursuant to which the then existing Borrowing Base was established, and the ownership of such Properties shall not in any material respect obligate such Credit Party to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the Reserve Report pursuant to which the then existing Borrowing Base was established that is not offset by a corresponding proportionate increase in such Credit Party’s net revenue interest in such Property.
1.6    Amendments to Section 8.01 of the Credit Agreement.
(a)    Section 8.01(d) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(d)    Certificate of Financial Officer — Swap Agreements. Concurrently with the delivery of each Reserve Report hereunder and the delivery of the financial statements under Section 8.01(b) for the fiscal quarter ending June 30, 2014, a certificate of a Financial Officer of Borrower Representative, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of each Credit Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, the counterparty to each such agreement, and a reasonably detailed schedule (including such supporting information as the Administrative Agent may reasonably request) of the reasonably anticipated production from the proved Oil and Gas Properties of the Credit Parties not included in such Reserve Report.
(b)    Section 8.01(h) of the Credit Agreement is hereby amended by deleting the reference to “Section 9.12(h)” contained therein and inserting in lieu thereof a reference to “Section 9.12(h), Section 9.12(i) or Section 9.12(j)”.
1.7    Amendment to Section 8.12 of the Credit Agreement. Clauses (a) and (b) of Section 8.12 of the Credit Agreement are hereby amended and restated in their entirety to read in full as follows:
(a)    On or before April 1st and October 1st of each year, commencing October 1, 2010, the Borrowers shall furnish to the Administrative Agent and the Lenders a Reserve Report. The Reserve Report as of December 31st (to be furnished by April 1st of the following year) of each year shall be prepared by (%4) one or more Approved Petroleum Engineers with respect to not less than eighty percent (80%) of the Recognized Value of the Borrowers’ proved Oil and Gas Properties that the Borrowers desire to be included in the determination of the Borrowing Base, and (%4) the chief engineer of the Borrowers with respect to the remaining twenty percent (20%) (or such lesser percentage as may not be covered pursuant to clause (i) above) of the Recognized Value of the Borrowers’ proved Oil and Gas Properties that the Borrowers desire to be included in the determination of the Borrowing Base, and the June 30th Reserve Report (to be furnished by October 1st) of each year shall be prepared by or under the supervision of the chief engineer of the Borrowers. In each case, the chief engineer of the Borrowers shall certify that such Reserve Report is based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report.
(b)    In the event of an Interim Redetermination or an Optional Swap Unwind Redetermination, the Borrowers shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrowers who shall certify such Reserve Report to be based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report except that the Properties covered by such report may, in the discretion of the Borrowers, be limited to the proved Oil and Gas Properties acquired since the last redetermination of the Borrowing Base that the Borrowers desire to have included in the determination of the Borrowing Base (provided, that, in connection with any Interim Redetermination requested by the Administrative Agent pursuant to Section 2.07(b)(ii) (or any Optional Swap Unwind Redetermination requested by the Administrative Agent pursuant to Section 2.07(b)(iv), the Reserve Report shall cover such additional Oil and Gas Properties of the Borrowers as the Required Lenders may reasonably request so long as the Borrowers desire for such Oil and Gas Properties to be included in the determination of the Borrowing Base). For any Interim Redetermination requested by the Administrative Agent or the Borrowers pursuant to Section 2.07(b)(ii) or Section 2.07(b)(iii) or for any Optional Swap Unwind Redetermination requested by the Administrative Agent pursuant to Section 2.07(b)(iv), the Borrowers shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than forty-five (45) days following the receipt of such request. Each Reserve Report prepared by the chief engineer of the Borrowers and delivered to the Administrative Agent hereunder shall be accompanied by a reconciliation to the most recently delivered Reserve Report prepared by one or more Approved Petroleum Engineers.
1.8    Amendment to Section 8.13 of the Credit Agreement. The second sentence of Section 8.13(c) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
To the extent that the Administrative Agent or the Required Lenders are not satisfied with title to any Collateral after the 90-day period has elapsed, such unacceptable Collateral shall not count towards the 80% requirement, and the Administrative Agent may send a notice to the Borrowers (or Borrower Representative) and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrowers to be in compliance with the requirement to provide acceptable title information on 80% of the total Recognized Value of the proved Oil and Gas Properties evaluated in the most recent Reserve Report.
1.9    Amendment to Section 8.14(e) of the Credit Agreement. Section 8.14(e) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(e)    If Parent or the Borrowers desire to designate any Wholly-Owned Subsidiary which is then an Unrestricted Subsidiary to be a Restricted Subsidiary after the date hereof, Parent and the Borrowers shall cause such Person to comply with Section 8.14(c), at which time such Subsidiary shall cease to be an “Unrestricted Subsidiary” and shall become a “Restricted Subsidiary” for purposes of this Agreement and the other Loan Documents without any amendment, modification or other supplement to any of the foregoing.
1.10    Amendments to Section 9.01 of the Credit Agreement.
(a)    Section 9.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(b)    Consolidated Net Secured Debt to Consolidated EBITDAX. Commencing with the fiscal quarter ending June 30, 2015, Parent will not permit, as of the last day of any fiscal quarter, the ratio of Consolidated Net Secured Debt (on such date) to Consolidated EBITDAX (for each Rolling Period ending on such date) to be greater than 2.25 to 1.0.
(b)    Section 9.01(c) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(c)    Consolidated Net Debt to Consolidated EBITDAX. Commencing with the fiscal quarter ending June 30, 2010 and ending with the fiscal quarter ending March 31, 2015, Parent will not permit, as of the last day of any fiscal quarter, the ratio of Consolidated Net Debt (on such date) to Consolidated EBITDAX (for each Rolling Period ending on such date) to be greater than 4.50 to 1.0.
(c)    A new Section 9.01(d) is hereby added to the Credit Agreement immediately following Section 9.01(c) thereof, which Section 9.01(d) shall read in full as follows:
(d)     Interest Coverage Ratio. Commencing with the fiscal quarter ending June 30, 2015, Parent will not permit, as of the last day of any fiscal quarter, the ratio of Consolidated EBITDAX (for each Rolling Period ending on such date) to Consolidated Net Cash Interest Expense (for each Rolling Period ending on such date) to be less than 2.0 to 1.00.
1.11    Amendments to Section 9.02 of the Credit Agreement.
(a)    Section 9.02(c) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(c)     accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business, of which no more than $30,000,000 (in the aggregate) are delinquent or outstanding more than 90 days after the date of receipt or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.
(b)    Section 9.02(h) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(h)    Additional Permitted Debt and guarantee obligations of any Credit Party in respect thereof; provided, that (i) the aggregate principal amount of Additional Permitted Debt incurred on or after the Fifteenth Amendment Effective Date shall not exceed $300,000,000 and (ii) upon the issuance or incurrence of any Additional Permitted Debt, after giving effect to any Automatic Debt Issuance Redetermination required under Section 2.07(d) and any mandatory prepayment required under Section 3.04(c)(iii), the total Credit Exposures of all of the Lenders does not exceed the Borrowing Base.
1.12    Amendment to Section 9.03 of the Credit Agreement. Section 9.03 of the Credit Agreement is hereby amended to add a new clause (e) thereto immediately following clause (d) thereof, which clause (e) shall read in full as follows:
(e)    Junior Liens on Property securing the Debt described in Section 9.02(h), but only to the extent that the Administrative Agent holds first priority Liens on such Property to secure the Indebtedness and such Liens are subject to a customary intercreditor agreement with terms and provisions acceptable to the Administrative Agent as determined in its sole discretion.
1.13    Amendments to Section 9.12 of the Credit Agreement.
(a)    Section 9.12(c) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(c)    farmouts, sales or other dispositions of undeveloped acreage or other undeveloped Oil and Gas Properties not constituting Borrowing Base Properties and assignments in connection with such transactions;
(b)    Section 9.12(h) of the Credit Agreement is hereby deleted and the following clauses (h), (i) and (j) are hereby inserted in lieu thereof:
(h)     provided no Default or Event of Default exists or would exist after giving effect to such sale or other disposition, and provided further that the total Credit Exposures of all of the Lenders does not exceed the Borrowing Base at the time of such sale or disposition of any such Oil and Gas Property, the sale or other disposition of any developed Oil and Gas Properties not constituting Borrowing Base Properties;
(i)    the unwinding or termination of any Swap Agreement:
(i)    with a scheduled expiration or termination date prior to November 1, 2015; provided that (A) no Default or Event of Default exists or would exist after giving effect to such unwinding or termination, (B) the total Credit Exposures of all of the Lenders does not exceed the Borrowing Base at the time of such unwinding or termination, (C) the net cash proceeds received pursuant to any such unwind or termination shall be applied to the repayment of Loans, and (D) contemporaneously with the unwinding or termination of any such Swap Agreements with maturity dates more than 30 days after the date such Swap Agreements are unwound or terminated, the Borrowers shall enter into corresponding Swap Agreements, on equivalent notional volumes and tenors for each of oil, gas and natural gas liquids Swap Agreements unwound or terminated, as applicable, and with a call, put or other settlement price that is not more than $5.00 less than the then applicable market price for such commodity at the times such hedge is entered into; and
(ii)    as may be necessary to comply with Section 9.18, so long as no Swap Agreements are unwound or terminated pursuant to this clause (ii) other than Swap Agreements in respect of the minimum volumes necessary to achieve such compliance;
(j)    provided no Default or Event of Default exists or would exist after giving effect to such sale or other disposition, and provided further that the total Credit Exposures of all of the Lenders does not exceed the Borrowing Base at the time of such sale or disposition of any Oil and Gas Property or the termination of any Swap Agreement in respect of commodities (including, as applicable, any trade confirmations made pursuant thereto), the sale or other disposition of any Borrowing Base Property or the termination of any Swap Agreements in respect of commodities (including, as applicable, any trade confirmations made pursuant thereto) that is not otherwise permitted by the foregoing clauses (a) through (i); provided that:
(i)    the aggregate value (which, for purposes hereof, shall mean the value the Administrative Agent attributes to such Borrowing Base Property or Swap Agreement (including, as applicable, any trade confirmations made pursuant thereto) for purposes of the most recent redetermination of the Borrowing Base) of such Properties sold or disposed of pursuant to this clause (i) in any period between Scheduled Redeterminations shall not exceed five percent (5%) of the Borrowing Base then in effect, and
(ii)    upon any termination of any Swap Agreement pursuant to Section 9.12(i)(ii) or this Section 9.12(j) (including, as applicable, any trade confirmations made pursuant thereto), Administrative Agent may, by notifying the Borrowers (or the

Borrower Representative thereof), elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations and any such redetermination shall not be considered an Interim Redetermination.

1.14    Amendments to Section 9.18 of the Credit Agreement.
(a)    Section 9.18(a)(i) of the Credit Agreement is hereby amended by deleting the following words from subclauses (B)(1) and (B)(2):
“set forth in the most recent Reserve Report delivered to Administrative Agent hereunder (as such report may be supplemented from time to time by the Credit Parties delivering to Administrative Agent updated well projections and other information reflecting the drilling activity, acquisitions, dispositions and other results of operations since the effective date of such Reserve Report)”.
(b)    Section 9.18(a)(iii) of the Credit Agreement is hereby amended by deleting the following words therefrom:
“as set forth in the most recent Reserve Report delivered to Administrative Agent hereunder (as such report may be supplemented from time to time by the Credit Parties delivering to Administrative Agent updated well projections and other information reflecting the drilling activity, acquisitions, dispositions and other results of operations completed since the effective date of such Reserve Report)”.
(c)    Section 9.18 of the Credit Agreement is hereby amended to add a new clause (d) thereto immediately following clause (c) thereof, which clause (d) shall read in full as follows:
(d)    For purposes of this Section 9.18, the reasonably anticipated production from Proved Reserves or Proved Developed Producing Reserves of Oil and Gas Properties of the Credit Parties (other than Acquisition Properties) shall be (i) with respect to Oil and Gas Properties that the Borrowers desire to be included in the determination of the Borrowing Base, such production as set forth in the most recent Reserve Report delivered to Administrative Agent hereunder (as such report may be supplemented from time to time by the Credit Parties delivering to Administrative Agent updated well projections and other information reflecting the drilling activity, acquisitions, dispositions and other results of operations completed since the effective date of such Reserve Report), and (ii) with respect to Oil and Gas Properties not included in the most recent Reserve Report, such production as set forth in the most recent certificate delivered to the Administrative Agent pursuant to Section 8.01(d).
SECTION 2.    Borrowing Base Decrease.    The Borrowing Base shall be decreased, effective as of the Fifteenth Amendment Effective Date, from $650,000,000 to $550,000,000 and shall remain at $550,000,000 until the next Scheduled Redetermination Date, Interim Redetermination Date or other redetermination or adjustment of the Borrowing Base thereafter, whichever occurs first pursuant to the Credit Agreement as amended hereby. The Borrowers, Parent and Lenders agree that the redetermination of the Borrowing Base provided for in this Section 2 shall be considered and deemed to be the Scheduled Redetermination scheduled for on or about May 1, 2015 for the purposes of Section 2.07 of the Credit Agreement.
SECTION 3.    Conditions Precedent to this Fifteenth Amendment. The effectiveness of the amendments to the Credit Agreement contained in Section 1 hereof and the decrease in the Borrowing Base provided for in Section 2 hereof is subject to the satisfaction of each of the following conditions precedent:
3.1    Counterparts. Administrative Agent shall have received counterparts hereof duly executed by each Borrower and the Required Lenders.
3.2    Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Fifteenth Amendment Effective Date, including the amendment fee referred to in Section 3.3 below.
3.3    Amendment Fee. The Administrative Agent shall have received an amendment fee for the benefit of the Lenders executing this Fifteenth Amendment on or prior to the Fifteenth Amendment Effective Date in an amount for each such Lender equal to 20 basis points (0.20%) of the amount of such Lender's Applicable Percentage of the Borrowing Base as of the Fifteenth Amendment Effective Date (after giving effect to Section 2 hereof).
3.4    Other Documents. Administrative Agent shall have been provided with such other documents, instruments and agreements, and Parent and Borrowers shall have taken such actions, as Administrative Agent or counsel to Administrative Agent may reasonably require in connection with this Fifteenth Amendment and the transactions contemplated hereby.
SECTION 4.    Representations and Warranties of Borrowers. To induce the Lenders and Administrative Agent to enter into this Fifteenth Amendment, Parent and Borrowers hereby jointly and severally represent and warrant to the Lenders and Administrative Agent as follows:
4.1    Reaffirm Existing Representations and Warranties. Each representation and warranty of each Credit Party contained in the Credit Agreement and the other Loan Documents is true and correct on the date hereof and will be true and correct after giving effect to the amendments set forth in Section 1 hereof, except to the extent such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct as of such specified earlier date.

4.2    Due Authorization; No Conflict. The execution, delivery and performance by Parent and Borrowers of this Fifteenth Amendment are within Parent’s and Borrowers’ corporate and limited liability company powers (as applicable), have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon Parent, any Borrower or any other Credit Party or result in the creation or imposition of any Lien upon any of the assets of Parent, any Borrower or any other Credit Party except Excepted Liens.
4.3    Validity and Enforceability. This Fifteenth Amendment constitutes the valid and binding obligation of Parent and Borrowers enforceable in accordance with its terms, except as (%3) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (%3) the availability of equitable remedies may be limited by equitable principles of general application.
4.4    No Default, Event of Default or Borrowing Base Deficiency. No Default or Event of Default has occurred which is continuing and the total Credit Exposures of all Lenders do not exceed the Borrowing Base.
SECTION 5.    Miscellaneous.
5.1    Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. The amendments contemplated hereby shall not limit or impair any Liens securing the Indebtedness, each of which are hereby ratified, affirmed and extended to secure the Indebtedness after giving effect to this Fifteenth Amendment.
5.2    Parties in Interest. All of the terms and provisions of this Fifteenth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
5.3    Legal Expenses. Parent and Borrowers hereby jointly and severally agree to pay on demand all reasonable fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Fifteenth Amendment and all related documents.
5.4    Counterparts. This Fifteenth Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Fifteenth Amendment until Parent, Borrowers and the Required Lenders have executed a counterpart. Facsimiles or other electronic transmission (e.g. .pdf) shall be effective as originals.
5.5    Complete Agreement. THIS FIFTEENTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

5.6    Headings. The headings, captions and arrangements used in this Fifteenth Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Fifteenth Amendment, nor affect the meaning thereof.
5.7    Effectiveness. This Fifteenth Amendment shall be effective automatically and without necessity of any further action by Parent, Borrowers, Administrative Agent or Lenders when counterparts hereof have been executed by Parent, Borrowers, Administrative Agent and the Required Lenders, and all conditions to the effectiveness hereof set forth herein have been satisfied.
5.8    Governing Law. This Fifteenth Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
IN WITNESS WHEREOF, the parties hereto have caused this Fifteenth Amendment to be duly executed by their respective Responsible Officers on the date and year first above written.
[Signature pages to follow]

PARENT:	CHAPARRAL ENERGY, INC., a Delaware corporation

By: /s/ Mark A. Fischer	Mark A. Fischer, Chief Executive Officer and President

BORROWERS:
CHAPARRAL ENERGY, L.L.C.
CHAPARRAL RESOURCES, L.L.C.
CHAPARRAL CO2, L.L.C.
CEI ACQUISITION, L.L.C.
CEI PIPELINE, L.L.C.
CHAPARRAL REAL ESTATE, L.L.C.
CHAPARRAL EXPLORATION, L.L.C.
ROADRUNNER DRILLING, L.L.C.

By: /s/ Mark A. Fischer	Mark A. Fischer, Manager

GREEN COUNTRY SUPPLY, INC.

By:	/s/ Mark A. Fischer Mark A. Fischer, Chief Executive Officer and President

SIGNATURE PAGE
FIFTEENTH AMENDMENT TO EIGHTH RESTATED CREDIT AGREEMENT
CHAPARRAL ENERGY, INC.

ADMINISTRATIVE AGENT/LENDER:	JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Anson Williams Anson WIlliams, Authorized Officer

SIGNATURE PAGE
FIFTEENTH AMENDMENT TO EIGHTH RESTATED CREDIT AGREEMENT
CHAPARRAL ENERGY, INC.

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender
By:     /s/ Michael Higgins

Name:    Michael Higgings

Title:    Director

SIGNATURE PAGE
FIFTEENTH AMENDMENT TO EIGHTH RESTATED CREDIT AGREEMENT
CHAPARRAL ENERGY, INC.

LENDER:	ROYAL BANK OF CANADA, as a Lender
By:     /s/ Mark Lumpkin, Jr.

Name:    Mark Lumpkin, Jr.

Title:    Authorized Signatory

SIGNATURE PAGE
FIFTEENTH AMENDMENT TO EIGHTH RESTATED CREDIT AGREEMENT
CHAPARRAL ENERGY, INC.

LENDER:	UBS AG, STAMFORD BRANCH, as a Lender
By:    /s/ Darlene Arias

Name:    Darlene Arias

Title:    Director
By:    /s/ Craig Pearson

Name:    Craig Pearson

Title:    Associate Director

SIGNATURE PAGE
FIFTEENTH AMENDMENT TO EIGHTH RESTATED CREDIT AGREEMENT
CHAPARRAL ENERGY, INC.

LENDER:	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender
By:    /s/ Michael Willis

Name:    Michael Willis

Title:    Managing Director
By:    /s/ Sharada Manne

Name:    Sharada Manne

Title:    Managing Director

SIGNATURE PAGE
FIFTEENTH AMENDMENT TO EIGHTH RESTATED CREDIT AGREEMENT
CHAPARRAL ENERGY, INC.

LENDER:	SOCIÉTÉ GÉNÉRALE, as a Lender
By:    /s/ David M. Bornstein

Name:    David M. Bornstein

Title:    Director

SIGNATURE PAGE
FIFTEENTH AMENDMENT TO EIGHTH RESTATED CREDIT AGREEMENT
CHAPARRAL ENERGY, INC.

LENDER:	WELLS FARGO BANK, N.A., as a Lender
By:    /s/ Catherine Cook

Name:    Catherine Cook

Title:    Director

SIGNATURE PAGE
FIFTEENTH AMENDMENT TO EIGHTH RESTATED CREDIT AGREEMENT
CHAPARRAL ENERGY, INC.

LENDER:	THE BANK OF NOVA SCOTIA, as a Lender
By:    /s/ Alan Dawson

Name:    Alan Dawson

Title:    Director

SIGNATURE PAGE
FIFTEENTH AMENDMENT TO EIGHTH RESTATED CREDIT AGREEMENT
CHAPARRAL ENERGY, INC.

LENDER:	COMERICA BANK, as a Lender
By:    /s/ Devin S. Eaton

Name:    Devin S. Eaton

Title:    Relationship Manager

SIGNATURE PAGE
FIFTEENTH AMENDMENT TO EIGHTH RESTATED CREDIT AGREEMENT
CHAPARRAL ENERGY, INC.

LENDER:	NATIXIS, NEW YORK BRANCH, as a Lender
By:    /s/ Stuart Murray

Name:    Stuart Murray

Title:    Managing Director
By:    /s/ Louis P. Laville

Name:    Louis P. Laville

Title:    Managing Director

SIGNATURE PAGE
FIFTEENTH AMENDMENT TO EIGHTH RESTATED CREDIT AGREEMENT
CHAPARRAL ENERGY, INC.

LENDER:	AMEGY BANK NATIONAL ASSOCIATION, as a Lender
By:    /s/ Larry Scars

Name:    Larry Scars

Title:    Senior Vice President

SIGNATURE PAGE
FIFTEENTH AMENDMENT TO EIGHTH RESTATED CREDIT AGREEMENT
CHAPARRAL ENERGY, INC.

LENDER:	COMPASS BANK, as a Lender
By:    /s/ Ian Payne

Name:    Ian Payne

Title:    Vice President

SIGNATURE PAGE
FIFTEENTH AMENDMENT TO EIGHTH RESTATED CREDIT AGREEMENT
CHAPARRAL ENERGY, INC.

LENDER:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender
By:    /s/ Doreen Barr

Name:    Doreen Barr

Title:    Authorized Signatory
By:    /s/ Remy Riester

Name:    Remy Riester

Title:    Authorized Signatory

SIGNATURE PAGE
FIFTEENTH AMENDMENT TO EIGHTH RESTATED CREDIT AGREEMENT
CHAPARRAL ENERGY, INC.

LENDER:	KEYBANK NATIONAL ASSOCIATION, as a Lender
By:    /s/ John Dravenstott

Name:    John Dravenstott

Title:    Vice President

SIGNATURE PAGE
FIFTEENTH AMENDMENT TO EIGHTH RESTATED CREDIT AGREEMENT
CHAPARRAL ENERGY, INC.

LENDER:	MUFG UNION BANK, N.A. (f/k/a UNION BANK, N.A), as a Lender
By:    /s/ Rachel Bowman

Name:    Rachel Bowman

Title:    Vice President

SIGNATURE PAGE
FIFTEENTH AMENDMENT TO EIGHTH RESTATED CREDIT AGREEMENT
CHAPARRAL ENERGY, INC.

LENDER:	U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:    /s/ Nicholas T. Hanford

Name:    Nicholas T. Hanford

Title:    Vice President

SIGNATURE PAGE
FIFTEENTH AMENDMENT TO EIGHTH RESTATED CREDIT AGREEMENT
CHAPARRAL ENERGY, INC.

LENDER:	GOLDMAN SACHS BANK USA, as a Lender
By:    /s/ Jamie Minieri

Name:    Jamie Minieri

Title:    Authorized Signatory

SIGNATURE PAGE
FIFTEENTH AMENDMENT TO EIGHTH RESTATED CREDIT AGREEMENT
CHAPARRAL ENERGY, INC.